Unaudited Pro Forma Condensed Combined Financial Information

On December 18, 2000 The Plastic Surgery Company, a Georgia corporation ("The Company") acquired all of the issued and outstanding capital stock (the "Shares") of Florida Center for Cosmetic Surgery, Inc., a Florida corporation ("FCCS"), for a purchase price of $7,000,000 (the "Purchase Price"), in accordance with the terms and conditions of the Stock Purchase Agreement, dated as of December 18, 2000 (the "Agreement") by and among The Company, FCCS and the FCCS Shareholders described therein (the "Acquisition"). The Company's management has prepared the following Unaudited Pro Forma Condensed Combined Financial Information to give effect to this acquisition. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1999 and nine month period ended September 30, 2000 give effect to the FCCS's acquisition as if it had taken place on January 1, 1999. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000 gives effect to the FCCS's acquisition as if it had taken place on such date.

The pro forma adjustments, which are based upon available information and certain assumptions that The Company believes are reasonable based on the circumstances, are applied to the historical financial statements of The Company and FCCS. The FCCS acquisition will be accounted for using the purchase method of accounting. The Company's allocation of purchase price is based upon management's current estimates of the fair value of assets acquired and liabilities assumed in accordance with Accounting Principles Board No. 16. The purchase price allocations reflected in the accompanying unaudited pro forma condensed combined financial statements may be different from the final allocation of the purchase price. The Company expects to finalize the purchase price during the first quarter and make any necessary adjustments at that time. Management does not expect the differences to be material.

The accompanying unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and the notes thereto for The Company included in its annual form 10-K filed on March 30, 2000 and the FCCS's audited financial statements which are included elsewhere in this Form 8-K. The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent what The Company's financial position or results of operations would actually have been had the FCCS's acquisition occurred on such dates or to project The Company's results of operations or financial position for any future period.

THE PLASTIC SURGERY COMPANY


Unaudited Pro Forma Condensed Consolidated Balance Sheets


                                                    Assets
                                                    ------

                                                                                             Pro Forma
AS OF SEPTEMBER 30, 2000:                              The Company            FCCS           Adjustments           Total
                                                      --------------     --------------     --------------     --------------
Current assets
   Cash and cash equivalents                          $     114,374      $     550,604      $   1,500,000  [1] $   1,264,978
                                                                 -                  -            (900,000) [2]            -
   Receivables, net of reserves                             913,863             40,380                 -             954,243
   Inventories                                                   -              30,782                 -              30,782
   Other current assets                                     293,547             48,957                 -             342,504
                                                      --------------     --------------     --------------     --------------
         Total current assets                             1,321,784            670,723            600,000          2,592,507
                                                      --------------     --------------     --------------     --------------
Property and equipment, at cost                           1,372,600            150,019            (66,911) [3]     1,455,708
   Less - accumulated depreciation and amortization        (229,706)           (66,911)            66,911  [3]      (229,706)
                                                      --------------     --------------     --------------     --------------
     Property plant and equipment, net                    1,142,894             83,108                 -           1,226,002
                                                      --------------     --------------     --------------     --------------
Intangible Assets                                         9,298,628            400,000          7,088,354  [4]    16,786,982
   Less - accumulated amortization                         (647,372)           (41,667)                -            (689,039)
                                                      --------------     --------------     --------------     --------------
     Intangible assets, net                               8,651,256            358,333          7,088,354         16,097,943
                                                      --------------     --------------     --------------     --------------
Notes Receivable                                            114,254                 -                  -             114,254
Other assets                                                 11,316                 -                  -              11,316
                                                      --------------     --------------     --------------     --------------
   Total assets                                       $  11,241,504      $   1,112,164      $   7,688,354      $  20,042,022
                                                      ==============     ==============     ==============     ==============


The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                                                     F-10


THE PLASTIC SURGERY COMPANY


Unaudited Pro Forma Condensed Consolidated Balance Sheets


                                   Liabilities and Stockholders' Investment
                                   ----------------------------------------

                                                                                             Pro Forma
AS OF SEPTEMBER 30, 2000:                              The Company            FCCS           Adjustments           Total
                                                      --------------     --------------     --------------     --------------
Current liabilities:
   Accounts payable                                   $     124,071      $     130,518      $          -       $     254,589
   Accrued employee and consultant compensation           1,358,278            650,000                 -           2,008,278
   Accrued Liabilities                                      588,130            260,000            160,000  [5]     1,008,130
   Line of credit                                           143,416                 -                  -             143,416
   Current portion of related party long-term debt        1,109,181                 -                  -           1,109,181
                                                      --------------     --------------     --------------     --------------
     Total current liabilities                            3,323,076          1,040,518            160,000          4,523,594
                                                      --------------     --------------     --------------     --------------
   Long-term related party debt, net of current
     portion                                              4,220,364                 -           5,100,000  [6]     9,320,364
                                                                 -                  -           1,500,000  [1]     1,500,000
                                                      --------------     --------------     --------------     --------------
Total liabilities                                         7,543,440          1,040,518          6,760,000         15,343,958
                                                      --------------     --------------     --------------     --------------
Stockholders' equity:
   Common stock                                                  -               1,000             (1,000) [7]            -
   Paid-in capital                                       36,568,414             74,000            (74,000) [7]            -
                                                                 -                  -           1,000,000  [7]    37,568,414
   Warrants                                               8,714,754                 -                  -           8,714,754
   Retained Earnings (deficit)                          (41,585,104)            (3,354)             3,354  [7]   (41,585,104)
                                                      --------------     --------------     --------------     --------------
     Total stockholders' equity                           3,698,064             71,646            928,354          4,698,064
                                                      --------------     --------------     --------------     --------------
     Total liabilities and stockholders' equity       $  11,241,504      $   1,112,164      $   7,688,354      $  20,042,022
                                                      ==============     ==============     ==============     ==============

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                                                F-11

THE PLASTIC SURGERY COMPANY


Unaudited Pro Forma Condensed Consolidated Statements of Operations

                                                                                             Pro Forma
YEAR ENDED DECEMBER 31, 1999:                          The Company            FCCS           Adjustments           Total
                                                      --------------     --------------     --------------     --------------
Net revenues:                                         $   1,426,695      $   6,206,666      $          -       $   7,633,361
Direct expenses                                             879,773          3,556,961                 -           4,436,734
Operating expenses:
   Salaries, wages, and benefits                          7,224,936          2,115,808                 -           9,340,744

   General operating expenses                             2,838,826            560,030                 -           3,398,856
   Depreciation and amortization                            183,094             14,598            472,557  [8]       670,249
                                                      --------------     --------------     --------------     --------------
         Total expenses                                  11,126,629          6,247,397            472,557         17,846,583
                                                      --------------     --------------     --------------     --------------
Operating margin                                         (9,699,934)           (40,731)          (472,557)       (10,213,222)
   Other income                                               6,126              5,757                 -              11,883
   Interest expense                                              -                (596)                -                (596)
                                                      --------------     --------------     --------------     --------------
Income (loss) before provision for income taxes          (9,693,808)           (35,570)          (472,557)       (10,201,935)
   Provision for income taxes                                    -               1,807            -                    1,807
Net loss                                              $  (9,693,808)     $     (37,377)     $    (472,557)     $ (10,203,742)
                                                      ==============     ==============     ==============     ==============
Basic and diluted loss per share                      $      (44.27)                                           $      (16.32)
                                                      ==============                                           ==============
Weighted average common shares outstanding:
   Basic and diluted                                        218,978                               406,075  [9]       625,053
                                                      ==============                        ==============     ==============

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                                                F-12

THE PLASTIC SURGERY COMPANY


Unaudited Pro Forma Condensed Consolidated Statements of Operations



FOR THE NINE MONTHS ENDED                                                                    Pro Forma
   SEPTEMBER 30, 2000:                                 The Company            FCCS           Adjustments           Total
                                                      --------------     --------------     --------------     --------------
Net revenues                                          $  22,459,273      $   5,839,796      $          -       $  28,299,069
Direct expenses                                          12,580,049          2,868,495                 -          15,448,544
Operating expenses:
   Salaries, wages, and benefits                          1,187,709          2,193,253                 -           3,380,962
   General operating expenses                             6,685,389            719,972                 -           7,405,361
   Depreciation and amortization                            701,437             52,616            354,418  [8]     1,108,471
                                                      --------------     --------------     --------------     --------------
         Total expenses                                  21,154,584          5,834,336            354,418         27,343,338
                                                      --------------     --------------     --------------     --------------
Operating margin                                          1,304,689              5,460           (354,418)           955,731
   Other income                                              15,934             10,924                 -              26,858
   Interest expense                                        (319,820)                                   -            (319,820)
                                                      --------------     --------------     --------------     --------------
Income (loss) before provision for income taxes           1,000,803             16,384           (354,418)           662,769
   Provision for income taxes                                80,219                 -                  -              80,219
                                                      --------------     --------------     --------------     --------------
Net income (loss)                                     $     920,584       $     16,384      $    (354,418)     $     582,550
                                                      ==============     ==============     ==============     ==============
Basic and diluted earnings per share                  $        0.20                                            $        0.12
                                                      ==============                                           ==============

Weighted average common shares outstanding:
   Basic                                                  4,546,982                               406,075  [9]     4,953,057
                                                      ==============                        ==============     ==============
   Diluted                                                4,645,498                               406,075  [9]     5,051,573
                                                      ==============                        ==============     ==============

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                                                F-13

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                     General
                                     -------

The pro forma financial information gives effect to the following pro forma adjustments:

The Plastic Surgery Company's acquisition of The Florida Center for Cosmetic Surgery will be accounted for using the purchase method of accounting. In connection with the acquisition, The Plastic Surgery Company paid $900,000 in cash, obtained $5.1 million in long-term notes from the seller, and issued $1 million in stock (406,075 shares). The purchase agreement also contains provisions that all assets would be purchased excluding cash in excess of $50,000 which was excluded from the purchase. The aggregated estimated purchase price is approximately $7.2 million, which is the total of debt issued, cash paid, acquisition expenses and the value associated with the stock issued. To fund the acquisition, The Plastic Surgery Company completed a debt arrangement with Pacific Mezzanine providing The Company $1,500,000 promissory note secured by the Florida Center. The note has a five year term beginning December 18, 2000 and bears interest at fourteen percent.

The pro forma financial information has been prepared on the basis of assumptions described in these notes and includes assumptions relating to the allocation of the consideration paid for the assets and liabilities of the Florida Center for Cosmetic Surgery based on preliminary estimates of their fair value. The actual allocation of such consideration may differ from that reflected in the pro forma financial information after valuations and other procedures have been performed after the closing of the Florida Center for Cosmetic Surgery acquisition. Management does not expect these differences to be material.

Below is a table of the estimated purchase price allocation and annual amortization of the intangible assets acquired.

                                                                                              ANNUAL
                                                                                AMORTIZATION  AMORTIZATION OF
DESCRIPTION                                                    AMOUNT           LIFE          INTANGIBLES
-------------------------------------------------------------------------------------------------------------
Cash                                                           $      900,000
Acquisition Costs                                                     160,000
Notes Payable                                                       5,100,000
Issuance of Stock                                                   1,000,000
------------------------------------------------------------------------------
Total Consideration                                                 7,160,000

Net Fair Market Value of Assets Acquired                               71,646
-------------------------------------------------------------------------------------------------------------
Goodwill                                                       $    7,088,354            15   $      472,557
-------------------------------------------------------------------------------------------------------------

Tangible assets of the Florida Center for Cosmetic Surgery acquired were primarily cash, intangible and fixed assets. Liabilities of the Florida Center of Cosmetic Surgery assumed in the acquisition include accounts payable, and accrued liabilities.

NOTES

(1) The Pro forma increase in cash is related to $1,500,000 debt funding received from Pacific Mezzanine.
(2)  The Pro forma reduction of $900,000 is cash paid to purchase the FCCS.
(3) The Pro forma adjustment to record the assets of the FCCS at fair market value.
(4) The Pro forma adjustment is to record goodwill of approximately $7.1 million dollars. The goodwill equals the amount the purchase price exceeds the fair value of the net tangible and intangible assets acquired.
(5) The Pro forma adjustment represents acquisition costs associated with the purchase of the FCCS.
(6) The Pro forma increase of $5.1 million in long-term debt is a result of long-term notes payable to the seller in connection with the stock purchase agreement.
(7) The Pro forma adjustments reflects the elimination of the FCCS's total equity and the $1 million stock issued in connection with the purchase of the FCCS.
(8) Goodwill amortization for the twelve-months ended December 31, 1999 and for the nine months ended September 30, 2000 is $472,557 and $354,418, respectively.
(9) The Pro forma adjustment to reflect 406,075 shares issued in connection with the purchase of the FCCS.